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                                                                      EXHIBIT 16

                  AGREEMENT PURSUANT TO RULE 13d-1(k)(1)(iii)
                     CONCERNING JOINT SCHEDULE 13D FILING

     The undersigned each agree, in connection with the sale by F.S. Warrant, L.P. of an aggregate of 650,000 shares of Common Stock, par value of $.01 per share, of Optek Technology, Inc., a Delaware corporation, on May 12 and May 13, 1999: (i) that an Amended Statement on Schedule 13D (the "Amended Statement") shall be filed jointly by all of them pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and (ii) that the Amended Statement is filed on behalf of each of them. The undersigned acknowledge their respective responsibilities with respect to the Amended Statement as set forth in Rule 13d-1(k)(1)(iii) promulgated under the Exchange Act.

     This Agreement may be executed in counterparts.


Date: May 21, 1999                  F.S. Warrant, L.P.

                                    By: /s/ Hayden D. McMillian
                                        -----------------------
                                    Name:   Hayden D. McMillian
                                    Title:  Vice President


Date: May 21, 1999                  First Source Equity Holdings, Inc.


                                    By: /s/ Hayden D. McMillian
                                        -----------------------
                                    Name:   Hayden D. McMillian
                                    Title:  Vice President


Date: May 21, 1999                  Dominion Capital, Inc.


                                    By: /s/ Hayden D. McMillian
                                        -----------------------
                                    Name:   Hayden D. McMillian
                                    Title:  Senior Vice President


Date: May 21, 1999                  Dominion Resources, Inc.

                                    By: /s/ David L. Heavenridge
                                        ------------------------
                                    Name:   David L. Heavenridge
                                    Title:  Executive Vice President